Exhibit 99.1

AspenBio Pharma Submits Pre-IDE Information Package to FDA for
AppyScore™ Appendicitis Test System

Company scheduled to meet FDA and receive feedback prior to end of third quarter

CASTLE ROCK, Colo., August 7, 2012 — AspenBio Pharma, Inc. (Nasdaq: APPY), an in vitro diagnostic company, announced that it has submitted a pre-IDE (Investigational Device Exemption) information package to the U. S. Food and Drug Administration (FDA) for the use of the AppyScore™ test system to aid physicians in evaluating children and young adult patients at low risk for acute appendicitis, allowing for more conservative patient management.  In conjunction with the pre-IDE package, AspenBio has scheduled a meeting with the FDA prior to the end of the third quarter to work cooperatively on the clinical and regulatory plan.

Steve Lundy, President and CEO of AspenBio, commented, “The pre-IDE submission with the FDA is a significant milestone on our path to advance AppyScore towards commercialization.  Following feedback from our upcoming meeting with the FDA, we plan to initiate the pivotal clinical trial for AppyScore.”

The pre-IDE documentation has been submitted to the FDA in order to obtain the agency’s guidance regarding the regulatory pathway; the proper approach to refine the clinical and statistical plan; and to ensure AspenBio is working closely and cooperatively with the FDA review team. The basis for pre-IDE submission is data from an analysis of over 500 patient samples collected in AspenBio’s 2011 pilot trial.

Pre-IDE submissions and meetings are strictly voluntary, and any comments or recommendations made in the review of protocols or during these meetings are not binding on the FDA or the Company.

About AspenBio Pharma
AspenBio Pharma, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its lead product, AppyScore.  AppyScore is a unique blood-based test with projected high sensitivity and negative predictive value that is designed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management.  AppyScore is initially being developed for pediatric, adolescent and young adult patients with abdominal pain as this population is at the highest risk for appendicitis as well having the highest risk of the long-term health effects associated with CT imaging.  For more information, visit www.aspenbiopharma.com.

Forward-Looking Statements

This press release includes "forward-looking statements" of AspenBio Pharma, Inc. ("AspenBio") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that AspenBio believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of AspenBio. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully complete required product development and modifications in a timely and cost effective manner, complete clinical trial activities for AppyScore required for FDA submission, obtain FDA clearance or approval, complete and obtain CE Mark, cost effectively manufacture and generate revenues from AppyScore, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, AspenBio does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in AspenBio's recent filings with the SEC, including its Final Prospectus filed on June 20, 2012.

For Investors & Media:
Gregory Tiberend / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
gtiberend@tiberend.com
jrando@tiberend.com